Exhibit 23.3

[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1, dated April 1, 2008, of Allied Nevada Gold Corp. of our report dated March 16, 2007, relating to the financial statements of Vista Gold Corp. – Nevada exploration properties for the years ended December 31, 2006 and 2005, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, BC, Canada

April 1, 2008